EXHIBIT 11



HOMEOWNERS GROUP, INC. AND SUBSIDIARIES
COMPUTATION OF NET INCOME PER COMMON SHARE
FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND 1994


                                                                    NINE MONTHS ENDED                  THREE MONTHS ENDED
                                                                      SEPTEMBER 30,                       SEPTEMBER 30,
                                                              -------------------------------    --------------------------------
                                                                  1995             1994               1995             1994
                                                              --------------  ---------------    ---------------  ---------------
  Net income (loss)                                               $871,058        ($978,585)          $142,077      ($3,337,149)
                                                                  ---------       ----------          ---------     ------------

  CALCULATION OF PRIMARY NET INCOME PER COMMON SHARE:

    Weighted average common shares outstanding during the period  5,558,350        5,558,350          5,558,350        5,558,350
    Weighted average additional common shares (options)                   0                0                  0                0

                                                              --------------  ---------------    ---------------  ---------------

    Weighted average primary common shares outstanding            5,558,350        5,558,350          5,558,350        5,558,350

                                                              --------------  ---------------    ---------------  ---------------

   Primary net income per common share                               $0.16           ($0.18)             $0.03           ($0.60)
                                                                     ======          =======             ======          =======

  CALCULATION OF FULLY DILUTED NET INCOME PER COMMON SHARE:

    Weighted average common shares outstanding during the year    5,558,350        5,558,350          5,558,350        5,558,350
    Weighted average additional common shares (options)                   0                0                  0                0

                                                              --------------  ---------------    ---------------  ---------------

    Weighted average fully diluted common shares outstanding      5,558,350        5,558,350          5,558,350        5,558,350

                                                              --------------  ---------------    ---------------  ---------------

   Fully diluted net income per common share                         $0.16           ($0.18)             $0.03           ($0.60)
                                                                     ======          =======             ======          =======

